Exhibit 99.1

BIO GREEN MED SOLUTION Reports SECOND quarter financial results and provides business update

KUALA LUMPUR, MALAYSIA, August 12, 2026 – Bio Green Med Solution, Inc. (NASDAQ: BGMS; “BGMS” or the “Company”), a diversified company engaged primarily in the provision of fire safety protection and distribution activities, today announced second quarter financial results and provided a business update.

Highlights of the second quarter ended June 30, 2026, or in some cases shortly thereafter, include:

●	In June, the Company, Future NRG Sdn. Bhd., a Malaysia private limited company (“FNRG”) and each of the shareholders of FNRG (the “Selling Shareholders”), entered into a Business Combination Agreement (the “BCA”), pursuant to which, among other matters, and subject to the satisfaction or waiver of the conditions set forth in the BCA, the Selling Shareholders will voluntarily exchange all of their ordinary shares in FNRG for shares of common stock, par value $0.001 of the Company (the “Exchange Shares”), resulting in FNRG becoming a wholly owned subsidiary of the Company (the “Exchange”). Subject to the terms and conditions of the BCA, at the closing of the Exchange: (a) each then-outstanding ordinary share of FNRG will be converted into the right to receive a number of Exchange Shares calculated in accordance with the BCA. Under the exchange ratio formula in the BCA, upon the closing of the Exchange, on a pro forma basis and based upon the number of Exchange Shares to be issued in the Exchange, the Selling Shareholders will own approximately more than 99% of the combined company and pre-Exchange Company stockholders will own approximately less than 1% of the combined company. The BCA contains certain termination rights of each of the Company and FNRG. In the event the Exchange is not closed by December 31, 2026, either party may terminate the BCA and the transactions contemplated thereunder.

●	In June, the Company entered into a Securities Purchase Agreement with certain foreign accredited investors, pursuant to which the investors agreed to purchase from the Company an aggregate of 1,103,338 shares of Common Stock, par value $0.001 of the Company at a purchase price of $0.72 per share for aggregate gross proceeds of $794,403, subject to the terms and conditions of the Purchase Agreement.

●	In July, the Board of Directors of the Company declared a quarterly cash dividend of $0.15 per share on the Company’s 6% Convertible Exchangeable Preferred Stock, which cash dividend was paid on August 1, 2026, to holders of record as of the close of business on July 23, 2026;

Financial Highlights

As of June 30, 2026, cash and cash equivalents totaled $3.8 million, compared to $3.5 million as of December 31, 2025.

Net cash used in operating activities was $0.4 million for the three months ended June 30, 2026. The Company estimates that its current cash resources will fund planned expenditure into the first quarter of 2027.

Following the acquisition of Fitters Sdn. Bhd. on September 12, 2025, product revenue from sales and distribution of fire safety equipment was $336,000 for the three months ended June 30, 2026.

Cost of sales related to sales and distribution of fire safety equipment was $257,000 for the three months ended June 30, 2026, yielding a gross margin of approximately 23%

General and administrative expenses decreased by approximately $0.7 million from $1.2 million for the three months ended June 30, 2025 to $0.5 million for the three months ended June 30, 2026, due to several one-time costs associated with the two changes of control of the Company during 2025 and lower operating costs of the company under current management.

Total other income, net, for the three months ended June 30, 2026, increased by approximately $21,000 from $1,000 for the three months ended June 30, 2025 to $22,000 for the three months ended June 30, 2026, due largely to foreign exchange gains.

Income tax provision for the three months ended June 30, 2026, increased by approximately $7,000, from $2,000 for the three months ended June 30, 2025 to $9,000 for the three months ended June 30, 2026 and related to our fire safety business, acquired in September 2025.

Net loss from discontinued operations was $68,000 for the three months ended June 30, 2025 and is related to our former operations from biopharmaceutical activities. There was no activity from discontinued operations in the current period.

Net loss for the three months ended June 30, 2026, was $0.4 million, compared to $1.3 million for the same period in 2025.

About Bio Green Med Solution, Inc.

BGMS is a diversified company that was formerly engaged in the biopharmaceutical industry but as of September 2025 has shifted its operations to focus on provision of fire safety protection and distribution activities. Specifically, on September 12, 2025, the Company completed its acquisition of Fitters Sdn. Bhd., a Malaysia-based group specializing in fire protection products and services. Headquartered in Malaysia, the Company is now focused on advancing opportunities across these distinct sectors whilst maintaining its commitment to driving long-term value creation for shareholders. For additional information, please visit www.bgmsglobal.com.

Forward-looking Statements

Except for historical information, certain matters discussed in this press release may be “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to future events or our future financial performance and involve various assumptions, known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. In some cases, you can identify forward-looking statements by words such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” or other comparable words. Actual results, performance or outcomes may differ materially from those expressed or implied by these forward-looking statements and may not align with historical performance and events due to a number of factors, including those discussed in the sections of our annual report on Form 10-K entitled “Cautionary Statement Regarding Forward-Looking Statements” and “Risk Factors,” and those discussed in our Form 10-Q quarterly reports filed after such annual report. BGMS’s SEC filings are readily obtainable at no charge at www.sec.gov, as well as on its own investor relations website at https://investor.bgmsglobal.com/sec-filings. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements, and caution should be exercised against placing undue reliance upon such statements, which are based only on information currently available to us and speak only as of the date hereof. We are under no duty to update publicly any of the forward-looking statements after the date of this earnings press release, whether as a result of new information, future events or otherwise, except as required by law.

SOURCE:

Bio Green Med Solution, Inc.

info@bgmsglobal.com

BIO GREEN MED SOLUTION, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS (LOSS)

(In $000s, except share and per share amounts)

	Three Months Ended
	June 30,
	2026	2025

Revenues:
Product revenue - fire safety	$336	$-
Revenues	$336	$-

Operating expenses:
Cost of sales	257	-
General and administrative	497	1,249
Total operating expenses	754	1,249
Operating loss	(418)	(1,249)
Other income (expense):
Foreign exchange gains (losses)	(18)	(3)
Interest income	9	2
Other income, net	31	2
Total other income, net	22	1
Loss from continuing operations before taxes	(396)	(1,248)
Income tax provision	(9)	(2)
Net loss from continuing operations	(405)	(1,250)
Discontinued operations:
Operating losses from discontinued operations	-	(68)
Net income from discontinued operations	-	(68)
Net loss	(405)	(1,318)
Dividend on convertible exchangeable preferred shares	(20)	(20)
Net loss applicable to common shareholders	$(425)	$(1,338)
Basic and diluted earnings per common share:
Net loss per share, continuing operations – basic and diluted (common shareholders)	$(0.08)	$(0.93)
Net income per share, discontinued operations – basic and diluted (common shareholders)	$-	$(0.05)

Weighted average common shares outstanding	5,598,701	1,360,626

BIO GREEN MED SOLUTION, INC.

CONSOLIDATED BALANCE SHEET

(In $000s, except share, per share, and liquidation preference amounts)

	June 30, 2026	December 31, 2025

ASSETS
Current assets:
Cash and cash equivalents	$3,790	$3,505
Inventory	972	1,384
Accounts receivable	1,074	1,257
Prepaid expenses and other current assets	133	110
Total current assets	5,969	6,256

Property and equipment, net Property and equipment, net	136	137
Right-of-use lease asset	7	12
Goodwill	1,570	1,570
Property and equipment, net Non-current deposits	172	210
Total assets	$7,854	$8,185
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$189	$617
Accrued and other current liabilities	503	715
Total current liabilities	692	1,332
Lease liability	-	2
Other liabilities	2	9
Total liabilities	694	1,343

Stockholders’ equity	7,160	6,842
Total liabilities and stockholders’ equity	$7,854	$8,185